EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the American Depositary Receipts representing Common Shares of Oi S.A., a Brazilian sociedade anônima, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 29th day of November, 2018.

CITADEL ADVISORS LLC		CITADEL ADVISORS HOLDINGS LP

By:	/s/ David Glockner	By:	/s/ David Glockner
	David Glockner, Authorized Signatory		David Glockner, Authorized Signatory

CITADEL GP LLC		KENNETH GRIFFIN

By:	/s/ David Glockner	By:	/s/ David Glockner
	David Glockner, Authorized Signatory		David Glockner, attorney-in-fact*

*	David Glockner is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Roku, Inc. on January 17, 2018.